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                    EXHIBIT 21 - SUBSIDIARIES OF REGISTRANT


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
                                          STATE OF                          NAME UNDER WHICH
SUBSIDIARY                              INCORPORATION                        BUSINESS IS ONE
----------                              -------------                        ---------------

Horizon Bank, National Association         Indiana                            Horizon Bank

Horizon Trust & Investment Management,
  National Association                     Indiana                            Horizon Trust
    (a subsidiary of Horizon Bank)                                             & Investment
                                                                               Management

Horizon Insurance Services, Inc.           Indiana                            Horizon
 (a subsidiary of Horizon Bank)                                                Insurance Services


HBC Insurance Company, Inc.                Arizona                            HBC Insurance
                                                                               Company

The Loan Store, Inc.                       Indiana                            The Loan Store
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